UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WBA	The Nasdaq Stock Market LLC
3.600% Walgreens Boots Alliance, Inc. notes due 2025	WBA25	The Nasdaq Stock Market LLC
2.125% Walgreens Boots Alliance, Inc. notes due 2026	WBA26	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 10, 2024, the Board of Directors (the “Board”) of Walgreens Boots Alliance, Inc. (the “Company”) approved and adopted, effective immediately, the Company’s Amended and Restated Bylaws (as amended and restated, the “Bylaws”). The amendments to the Bylaws, among other things:

•

Modify the Bylaws to more closely align to the Delaware General Corporation Law (the “DGCL”) and the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), including provisions related to meetings held by remote communications, accessing the stockholder list, various notice requirements, procedures for stockholder action by consent and requesting special meetings, Board and committee quorums, Board action by consent, signing stock certificates, Board approval of Bylaw amendments and indemnification of directors and officers.

•

Clarify and update certain procedural requirements in the advance notice provisions relating to the requirements for stockholder-submitted nominations and/or other business proposals, including, among other things, to no longer require stockholder nominees to interview with the Board, to require a proposing stockholder to represent that it or its qualified representative will appear at the stockholder meeting to present its nomination or proposal and whether it intends to deliver proxy materials or solicit proxies and votes in support of its nomination or proposal, and to clarify the Company’s deadline for delivering a director questionnaire following a proper request.

•

Update the advance notice provisions to require the notice from stockholders to include certain information from stockholders or beneficial owners that are entities, to remove the requirements for the notice from stockholders to include information from persons “acting in concert,” “affiliates,” and “associates” and to remove the requirement for the notice from stockholders to disclose information about certain performance related fees.

•

Update certain procedural requirements for director nominations by stockholders under the advance notice provision, including to require reasonable documentary evidence of compliance with Rule 14a-19, clarify the timing for providing notice of additional or substitute nominations, and limit the number of stockholder nominees to the number of directors to be elected.

•

Revise certain requirements related to stockholder meetings, including: clarifying what constitutes a “contested election” and the existing voting standard in uncontested director elections, revising the default location for stockholder meetings, removing limitations on voting certain shares registered in the name of another entity, person or receiver and removing the requirement that an incumbent director offer to resign following an uncontested election in which the director did not receive support from a majority of votes cast (which provision is set forth in the Company’s Corporate Governance Guidelines), clarifying that, with respect to matters that are submitted to the stockholders, if a different or minimum vote is required by the Certificate of Incorporation, the Bylaws, the rules and regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, such different or minimum vote shall be the applicable vote on the matter, and addressing the procedures for adjourning and designating the chair of stockholder meetings.

•

Modify certain other provisions, including related to the registered agent, removing language stating that certain actions are not conflicts of interests in order to default to the DGCL, the appointment of committee members, the list of required Company officers, and changes to the Company’s fiscal year.

In addition, certain other technical, ministerial, clarifying and conforming changes were made to the Bylaws. The foregoing description of the amendments to the Company’s Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit	Description

3.1	Amended and Restated Bylaws of Walgreens Boots Alliance, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: July 12, 2024	By:	/s/ Joseph B. Amsbary Jr.
	Name:	Joseph B. Amsbary Jr.
	Title:	Senior Vice President, Corporate Secretary